Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FIRST QUARTER 2009 RESULTS
Houston, Texas, April 23, 2009 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the first quarter of 2009 of $348.6 million, or $2.51 per share on a diluted basis, compared with net income of $290.5 million, or $2.09 per share on a diluted basis, in the same period a year earlier. Revenues in the first quarter of 2009 were $885.7 million, compared with revenues of $786.1 million for the first quarter of 2008.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its first quarter 2009 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on April 23, 2009 beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website www.diamondoffshore.com. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Revenues:
Contract drilling	$855,708	$770,340
Revenues related to reimbursable expenses	30,012	15,762

Total revenues	885,720	786,102

Operating expenses:
Contract drilling	297,747	285,007
Reimbursable expenses	29,715	15,188
Depreciation	85,062	69,192
General and administrative	16,315	15,722
Gain on disposition of assets	(55)	(51)

Total operating expenses	428,784	385,058

Operating income	456,936	401,044

Other income (expense):
Interest income	576	4,373
Interest expense	(1,117)	(1,342)
Foreign currency transaction (loss) gain	(4,125)	1,867
Other, net	1,067	(162)

Income before income tax expense	453,337	405,780

Income tax expense	(104,756)	(115,273)

Net income	$348,581	$290,507

Earnings per share:
Basic	$2.51	$2.09

Diluted	$2.51	$2.09

Weighted average shares outstanding:
Shares of common stock	139,001	138,873
Dilutive potential shares of common stock	63	181

Total weighted average shares outstanding	139,064	139,054

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2009	2008

REVENUES
High Specification Floaters	$312,134	$281,071
Intermediate Semisubmersibles	417,000	373,222
Jack-ups	126,574	116,047

Total Contract Drilling Revenue	$855,708	$770,340

Revenues Related to Reimbursable Expenses	$30,012	$15,762

CONTRACT DRILLING EXPENSE
High Specification Floaters	$93,628	$90,955
Intermediate Semisubmersibles	130,715	143,971
Jack-ups	68,918	46,267
Other	4,486	3,814

Total Contract Drilling Expense	$297,747	$285,007

Reimbursable Expenses	$29,715	$15,188

OPERATING INCOME
High Specification Floaters	$218,506	$190,116
Intermediate Semisubmersibles	286,285	229,251
Jack-ups	57,656	69,780
Other	(4,486)	(3,814)
Reimbursable expenses, net	297	574
Depreciation	(85,062)	(69,192)
General and administrative expense	(16,315)	(15,722)
Gain on disposition of assets	55	51

Total Operating Income	$456,936	$401,044

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$509,854	$336,052

Marketable securities	300,926	400,592

Receivable from sale of marketable securities	99,979	—

Accounts receivable	685,858	574,842

Prepaid expenses and other	138,197	155,247

Total current assets	1,734,814	1,466,733
Drilling and other property and equipment, net of accumulated depreciation	3,467,580	3,414,373
Other assets	80,443	73,325

Total assets	$5,282,837	$4,954,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Payable for marketable securities purchased	$199,975	$—

Other current liabilities	557,849	509,087

Total current liabilities	757,824	509,087

Long-term debt	503,342	503,280

Deferred tax liability	470,139	462,026

Other liabilities	119,276	118,553

Stockholders’ equity	3,432,256	3,361,485

Total liabilities and stockholders’ equity	$5,282,837	$4,954,431

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	First Quarter		Fourth Quarter		First Quarter
	2009		2008		2008

	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization

	(Dayrate in thousands)
High Specification Floaters	$360	80%	$386	89%	$323	87%
Intermediate Semis	$283	85%	$284	78%	$249	85%
Jack-ups	$131	73%	$121	92%	$102	90%